                                                                   Exhibit 10.20


Reassured:-            CNA International Reinsurance Co. Ltd.


Period:- Continuous contract in respect of all business written by the Reassured and signed into their 1994 and subsequent Underwriting Years of Account

                       Subject to three months prior notice of cancellation to expire at 31st December any year.


                       HEREON: SIGNING SLIP IN RESPECT OF 1994 UNDERWRITING YEAR OF ACCOUNT.

Type:-                 Quota Share Treaty.

Class:- The Reassured's Account of PROPERTY CATASTROPHE EXCESS OF LOSS TREATIES (including specific catastrophe peril aggregate excess written for a single territory) underwritten in their Amsterdam Branch Office.

                       Excluding the Reinsured's interest whether direct or by way of reinsurance in loss arising from claim or claims against an Insured by another party or parties.

                       Notwithstanding the foregoing this reinsurance shall not exclude:

                       1) Worker's Compensation and/or Employer's Liability losses arising from the following perils:-

                           Fire, Lightning, Explosion, Structural Collapse, Windstorm, Hail, Flood, Seismic Activity, Volcanic Eruption, Collision, Riots Strikes, Civil Commotion, Malicious Damage.

                       2) Any Physical Damage and/or Consequential loss coverage contingent thereon effected by an insured on behalf of another party.

Territorial Scope:-    Worldwide excluding USA & Canada.  Except where
                       incidental.

Treaty Detail:-        To take 75% Quota Share of the Reassureds participation
                       subject to a maximum cession hereon of
                       (Pounds)3,000,000 ($4,500,000) any one programme.
                       Cessions in currencies other than sterling at rates of exchange as used in the books of the Reassured.

Rate:-                 Original Nett Premium to the Reassured.

Administrative
Processing Fee:-       2.50% O.N.P.

Taxes:-                As may be applicable on the original business.

Premium Reserve:-      Not applicable

Loss Reserve:-         As may be applicable on the original business.

Portfolio:-            Agreed, if and when requested by the Reassured, to close
                       each Underwriting Year of Account at any time after the end of the third year at an amount sufficient to cover all outstanding losses as may be mutually agreed.

Cash Loss:-            At Reassured's discretion, Minimum $2,000,000.

Accounts:-             Quarterly Accounts in (pounds) and US$ separately on
                       each year of account. Presentation within 45 days of end of each quarter with settlement due within 30 days thereafter.

General Conditions:-   Monthly bordereaux of risks ceded
                       Full Reinsurance Clause
                       War Exclusion Clause G51
                       Nuclear Energy Risks Exclusion Clause
                       (Reinsurance) 1984, NMA 1975 (Japanese Amendment)
                       Nuclear Incident Exclusion Clauses - Physical
                       Damage Reinsurance - USA & Canada
                       Excluding treaties classified as worldwide or worldwide
                         Ex-USA
                       Excluding Financial Guarantee and Insolvency
                       Maximum Net Premium ceded hereon $7.0m
                       Maximum aggregate cession per country or territorial zone
                         hereon (pounds) 20,000,000

Wording:-              To be agreed






/s/ Guy Hengesbaugh
--------------------
Mr. Guy Hengesbaugh
Chief Underwriter
LaSalle Re. Ltd.

Ref. No. 1236/94

               NON-OBLIGATORY QUOTA SHARE REINSURANCE AGREEMENT
               ------------------------------------------------

                                 made between

                 CNA INTERNATIONAL REINSURANCE COMPANY LIMITED
                 (hereinafter referred to as "the Reassured")

                                      and

                                LA SALLE RE LTD
                (hereinafter referred to as "the Reinsurers")


PREAMBLE
--------

This Agreement is made and entered into between CNA International Reinsurance Company Ltd (hereinafter referred to as "the Reassured") and La Salle Re Ltd (hereinafter referred to as "the Reinsurers"), on the following terms and conditions.

                                   ARTICLE 1
                                   ---------

BUSINESS REINSURED
------------------

This Agreement applies to policies and/or contracts of insurance and/or reinsurance allocated by the Reassured to its account of Property Catastrophe Excess of Loss Treaties (including specific catastrophe peril aggregate excess written for a single territory) written or renewed by the Reassured in its Amsterdam Branch Office.

                                   ARTICLE 2
                                   ---------

COVER, LIMIT AND RETENTION
--------------------------

The Reassured may cede and the Reinsurers shall accept by way of reinsurance under this Agreement, 75% Quota Share of all cessions coming within the scope of this Agreement, subject to a maximum Quota Share of cessions hereto of (Pounds)3,000,000 or US$4,500,000 for any one programme.

The Reassured shall retain the remaining 25% Quota Share for its own account but, without prejudice to the above, shall be at liberty to protect that retention by way of reinsurance for its own account and benefit.

The maximum aggregate cession hereto per country or territorial zone is (Pounds)30,000,000.

                                   ARTICLE 3
                                   ---------

TERRITORIAL SCOPE
-----------------

This Agreement shall cover wherever cessions hereto cover other than losses occurring in the United States of America and/or Canada except where such loss exposures are incidental to the main hazard.


                                   ARTICLE 4
                                   ---------

PERIOD
------

This Agreement takes effect on 1st January 1994 and applies to all business written or renewed by the Reassured and signed into its 1994 and/or subsequent Underwriting Years of Account.

This Agreement shall remain in full force and effect unless and until terminated on 31st December 1994 or on any subsequent 31st December by either party giving to the other not less than three months prior written notice.

For the purposes of this Agreement, the term of and participations in this Agreement shall be divided into separate Underwriting Years, each for twelve months commencing on 1st January.

Each cession made by the Reassured and all accounting transactions relating thereto, shall be allocated by the Reassured to one Underwriting Year.

In the event of cancellation, all cessions in force at Midnight on the date of cancellation shall remain covered under this Agreement until their individual natural expiration or termination whichever occurs first.

Notwithstanding anything to the contrary contained in this Article, either party shall have the right to terminate this Agreement by giving the other party notice:-

(a) if the performance of the whole or any part of this Agreement be prohibited or rendered impossible de jure or de facto in particular and without prejudice to the generality of the preceding words in consequence of any law or regulation which is or shall be in force in any country or territory or if any law or regulation shall prevent directly or indirectly the remittance of any or all or any part of the balance of payments due to or from either party;

(b) if the other party has become insolvent or unable to pay its debts or has lost the whole or any part of its paid up capital;

(c) if there is any material change in the ownership or control of the other party;

(d) if the country or territory in which the other party resides or has its head office or is incorporated shall be involved in armed hostilities with any other country whether war be declared or not or is partly or wholly occupied by another power;

(e) if the other party shall have failed to comply with any of the terms and conditions of this Agreement.

All notices of termination in accordance with any of the provisions of this Article shall be by Telex or telegram and shall be deemed to be served upon despatch or, where communications between the parties are interrupted, upon attempted despatch.

All notices of termination served in accordance with any of the provisions of this Article shall be addressed to the party concerned at its head office or at any other address previously designated by that party.

In the event of this Agreement being terminated at any date other than its natural expiry then the premium due to the Reinsurers shall be calculated upon the Original Net Premium income of the Reassured up to the date of termination.

                                   ARTICLE 5
                                   ---------

FOLLOW THE FORTUNES
-------------------

The Reinsurers' liability to the Reassured in respect of all cessions under this Agreement shall follow the liability of the Reassured to its reinsureds.


                                   ARTICLE 6
                                   ---------

FULL REINSURANCE
----------------

The Reinsurers agree to follow and abide by all agreements, actions and/or settlements made by the Reassured and to agree, with or without notice, all alterations and/or additions and/or extensions made under the original cessions subsequent to the effecting of this Agreement, subject to the conditions of this Agreement.

The Reinsurers expressly agree to pay in all respects as may be paid on the original cessions liable or not liable, including in addition where applicable a pro rata share of legal and/or other special expenses when incurred by the Reassured.

                                   ARTICLE 7
                                   ---------

EXCLUSIONS

This Agreement does not cover:

A: any liability assumed by the Reassured for loss or damage directly or indirectly occasioned by, happening through or in consequence of war, invasion, acts of foreign enemies, hostilities or war-like operations (whether war be declared or not), civil war, mutiny, civil commotion assuming the proportions of or amounting to a popular rising, insurrection, rebellion, revolution, military or usurped power, martial law, confiscation or nationalisation or requisition or destruction of or damage to property by or under the order of any Government or public or local authority.

     However, the foregoing exclusion shall not apply to those classes of business which are written in accordance with the War and Civil War Exclusion Agreement and/or the War and Civil War Risk Exclusion Agreement nor to business outside the scope of such Agreements unless such classes of business are not covered by this Agreement.

     In respect of losses arising in the United Kingdom only (other than in respect of losses arising under those classes of business covered hereunder which contain a War Inclusion Clause and such other classes of business covered hereunder for which there is no Market requirement for such other classes of business to contain a War Exclusion Clause by virtue of the operation of the War and Civil War Exclusion Agreement and/or the War and Civil War Risk Exclusion Agreement), this Agreement shall not cover any liability assumed by the Reassured for loss or damage directly or indirectly occasioned by, happening through or in consequence of any act of any person or persons acting on behalf of or in connection with any organisation the objects of which are to include the overthrowing or influencing of any de jure or de facto government by terrorism or by any violent means.

B. the Reassured's interest whether direct or by way of reinsurance in loss arising from claim or claims against an insured by another party or parties.

     Notwithstanding the foregoing this Agreement shall not exclude:

     1) Workers' Compensation and/or Employers' Liability losses arising from the following perils:--

          Fire, Lightning, Explosion, Structural Collapse, Windstorm, Hail, Flood, Seismic Activity, Volcanic Eruption, Collision, Riots, Strikes, Civil Commotion, Malicious Damage;

     2) Any Physical Damage and/or Consequential loss coverage contingent thereon effected by an insured on behalf of another party.

C.   Financial Guarantee and Insolvency.

D. Nuclear Risks for those applicable classes of business and territories as appropriate in accordance with the clause referred to below and which shall form an integral part hereof, copies of which are on file with the Reassured:--

     NUCLEAR ENERGY RISKS EXCLUSION CLAUSE (REINSURANCE) (1984)--WORLDWIDE EXCLUDING U.S.A. AND CANADA--NMA 1975

     Notwithstanding the provisions of this Clause, in respect of Japanese business certain liabilities, the type of which by market practice and custom have not been declared to the Japanese Nuclear Pool shall not fall within the scope of this exclusion.

                                   ARTICLE 8
                                   ---------

PREMIUM
-------

In consideration of the liabilities undertaken by the Reinsurers in accordance with the terms of this Agreement, the Reassured shall pay to the Reinsurers their 75% Quota Share proportion of the Reassured's Original Net Premium in respect of all cessions hereto.

The term "Original Net Premium" shall, for all purposes of this Agreement, be understood to mean the full gross amount of the premiums paid to the Reassured under the original cessions by their original insureds or reinsureds, less all original commissions, brokerage and taxes.

The maximum Original Net Premium to be ceded to this Agreement for any one Underwriting Year shall be $7,000,000.

                                   ARTICLE 9
                                   ---------

ADMINISTRATIVE PROCESSING FEE
-----------------------------

The Reinsurers agree to allow the Reassured to deduct and retain for its own benefit as administrative processing fee 2.5% of the Original Net Premium payable to the Reinsurers in accordance with the terms of Article 8, "Premium".

                                  ARTICLE 10
                                  ----------

LOSSES AND LOSS EXPENSES
------------------------

All loss settlements made by the Reassured, whether under strict policy conditions or by compromise, shall be unconditionally binding upon the Reinsurers who shall be liable for their Quota Share proportion thereof and of all expenses (other than the salaries of employees and office expenses of the Reassured) incurred by the Reassured in connection therewith.

The Reinsurers shall benefit in their Quota Share proportion from any salvage or recoveries effected by the Reassured for the benefit of itself and the Reinsurers.

Losses which the Reassured has paid shall be debited to the Reinsurers in the quarterly accounts rendered in accordance with Article 11, "Accounts, Reports and Payments" but, in the event of the Reassured sustaining a loss in respect of which the 100% Quota Share proportion amounts to or exceeds $2,000,000 any one occurrence, the Reassured shall have the option of requiring the Reinsurers to effect payment as soon as practicable upon submission of proof of loss.

                                  ARTICLE 11
                                  ----------

ACCOUNTS, REPORTS AND PAYMENTS
------------------------------

The Reassured shall render a separate quarterly statement of account for each Underwriting Year of Account during which this Agreement is in force showing a total of all premiums ceded to this Agreement during such quarter. The Reassured shall also furnish a separate quarterly loss statement for each such Underwriting Year of Account, showing losses paid, loss expenses and salvages coming within the terms of this Agreement and entered into the Reassured's books during such quarter.

The quarterly accounts shall be rendered within forty-five days after the end of each quarter. All accounts shall be rendered and settled in Sterling.

Balances due to the Reinsurers shall be paid delivery of the accounts, balances due to the Reassured shall be paid together with the confirmation but not later than thirty days after the receipt of the accounts. In case of objections, however, the amount not in dispute shall be paid at once and the difference as soon as agreement has been reached.

The Reassured shall furnish quarterly bordereaux of cessions hereto.

                                  ARTICLE 12
                                  ----------

COMMUTATION
-----------

If mutually agreed by the Reassured and the Reinsurers, at thirty-six months following the commencement of any Underwriting Year of this Agreement, or at any time thereafter, the Reassured may discharge the Reinsurers from all and/or further liability in respect of such Underwriting Year. The Reassured will prepare a report evaluating loss reserves and liabilities to establish a basis for the discussion of commutation. The payment by the Reinsurers of an amount mutually agreed will constitute a complete and final release of the Reinsurers in respect of all liability relating to such Underwriting Year.

                                  ARTICLE 13
                                  ----------

LOSS RESERVES
-------------

Where required by original ceding companies, outstanding loss reserves will be established by the Reassured and reference thereto shall be included in the quarterly bordereaux referred to in Article 11 "Accounts, Reports and Payments".

                                  ARTICLE 14
                                  ----------

CURRENCY
--------

The currency to be used for all purposes of this Agreement shall be Pounds Sterling. Cessions in currencies other than Pounds Sterling shall be converted to Pounds Sterling at the rates of exchange used in the Reassured's books.

                                  ARTICLE 15
                                  ----------

INSOLVENCY OF THE REASSURED
---------------------------

Amounts due to the Reassured under this Agreement shall be payable by the Reinsurers on the basis of the liability of the Reassured under the cessions hereto without diminution because of the insolvency of the Reassured.

In the event of the insolvency of the Reassured, the Liquidator or Receiver or Statutory Successor of the Reassured shall give written notice to the Reinsurers of the pendency of any claim against the insolvent Reassured on the cessions hereto within a reasonable time after such claim is filed in the insolvency proceedings. During the pendency of such claim the Reinsurers may investigate such claim and intervene, at their own expense, in the proceedings where such a claim is to be adjudicated and interpose any defence or defences which they may deem available to the Reassured or its Liquidator or Receiver or Statutory Successor. The expense thus incurred by the Reinsurers shall be chargeable, subject to court approval, against the insolvent Reassured as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Reassured solely as a result of the defence so undertaken by the Reinsurers.

When two or more Reinsurers are involved in the same claim and a majority in interest elect to investigate the claim and/or interpose defence to such claim, the expense shall be apportioned in accordance with the terms of the above paragraph as though such expense had been incurred by the Reassured.

Should the Reassured go into liquidation or should a receiver be appointed, the Reinsurers shall be entitled to deduct from any sums which may be or may become due to the Reassured under this Agreement any sums which are due to the Reinsurers from the Reassured under this Agreement and which are payable at a fixed or stated date, as well as any other sums due to the Reinsurers which are permitted to be offset under applicable law.

In the event of the insolvency of the Reassured, the amounts due to the Reassured under this Agreement shall be payable by the Reinsurers directly to the Reassured or to its Liquidator, Receiver or Statutory Successor.

                                  ARTICLE 16
                                  ----------

DELAYS, ERRORS OR OMISSIONS
---------------------------

No inadvertent delay, error or omission shall be held to relieve either party hereto of any liability which would have attached to them under this Agreement if such delay, error or omission had not been made, provided that rectification is made immediately upon discovery.

                                  ARTICLE 17
                                  ----------

AMENDMENTS AND ALTERATIONS
--------------------------

The terms herein contained comprise the whole Agreement between the Reassured and the Reinsurers and may only be changed in writing, signed by or on behalf of both parties.

                                  ARTICLE 18
                                  ----------

ACCESS TO RECORDS
-----------------

All documents and records in the possession of the Reassured concerning this Agreement shall be made available upon reasonable notice at the request of the Reinsurers for inspection by the Reinsurers or their nominated representatives for the purposes of obtaining information concerning this Agreement or the subject matter hereof.

For the avoidance of doubt, the rights given to the Reinsurers by this Article shall continue in effect notwithstanding the termination of this Agreement and shall be exercised at the Reinsurers' own expense.

                                  ARTICLE 19
                                  ----------

OFFSET
------

Each party hereto shall have and may exercise in the event of the insolvency of the other or the non-payment by the other of obligations where due hereunder, the right to offset any balance or balances whether on account or premiums, commissions, claims or losses, adjustment expenses, salvage or any other amount due from that party to the other party hereto under this Agreement against the balance or balances due or to become due to the offsetting party from the other party under this Agreement.

                                  ARTICLE 20
                                  ----------

ARBITRATION
-----------

1. All matters in difference between the parties arising under, out of or in connection with this Agreement, including formation and validity, and whether arising during or after the period of this Agreement, shall be referred to an arbitration tribunal in the manner hereinafter set out.

2. Unless the parties appoint a sole arbitrator within 14 days of one receiving a written request from the other for arbitration, the claimant (the party requesting arbitration) shall appoint his arbitrator and give written notice thereof to the respondent. Within 30 days of receiving such notice the respondent shall appoint his arbitrator and give written notice thereof to the claimant, failing which the claimant may apply to the appointor hereafter named to nominate an arbitrator on behalf of the respondent.

3. Before they enter upon a reference the two arbitrators shall appoint a third arbitrator. Should they fail to appoint such a third arbitrator within 30 days of the appointment of the respondent's arbitrator then either of them or either of the parties may apply to the appointor for the appointment of the third arbitrator. The three arbitrators shall decide by majority. If no majority can be reached the verdict of the third arbitrator shall prevail. He shall also act as chairman of the tribunal.

4. Unless the parties otherwise agree the arbitration tribunal shall consist of persons (including those who have retired) with not less than ten years' experience of insurance or reinsurance as persons engaged in the industry itself or as lawyers or other professional advisers.

5. The arbitration tribunal shall, so far as is permissible under the law and practice of the place of arbitration, have power to fix all procedural rules for the holding of the arbitration including discretionary power to make orders as to any matters which it may consider proper in the circumstances of the case with regard to pleadings, discovery, inspection of the documents, examination of witnesses and any other matter whatsoever relating to the conduct of the arbitration and may receive and act upon such evidence whether oral or written strictly admissible or not as it shall in its discretion think fit.

6. The appointor shall be the Chairman for the time being of ARIAS (UK) or if he is unavailable or it is inappropriate for him to act for any reason, such person as may be nominated by the Committee of ARIAS (UK). If for any reason such persons decline or are unable to act, then the appointor shall be the Judge of the appropriate Courts having jurisdiction at the place of arbitration.

7. All costs of the arbitration shall be determined by the arbitration tribunal who may, taking into account the law and practice of the place of arbitration, direct to and by whom and in what manner they shall be paid.

8. The place of arbitration may be chosen by the parties, but in default of such choice, the place of arbitration shall be Amsterdam.

9.   The proper law of this Agreement shall be the law of the Netherlands.

10. The award of the arbitration tribunal shall be in writing and binding upon the parties who consent to carry out the same.


                                  ARTICLE 21
                                  ----------

PARTICIPATION
-------------

This Agreement obligates the Reinsurers for their proportion of the interests and liabilities set forth in this Agreement.

IN WITNESS WHEREOF the parties hereto have, by their duly authorised representative, executed this Agreement as follows:



Signed in Amsterdam, the Netherlands this 7th day of April, 1994


For and on behalf of the Reassured:    /s/ Jon Sharland

             -----------------------------------------------------

                    CNA INTERNATIONAL REINSURANCE CO. LTD.

             -----------------------------------------------------
And

Signed in Hamilton, Bermuda, this 26th day of September, 1994.




For and on behalf of the Reinsurers.             /s/ Guy Hengesbaugh
                                                 Guy Hengesbaugh
                                                 Chief Underwriter


LASALLE RE LIMITED


45F94